Exhibit 99.1

Mega Matrix Announces 2021 Financial Highlights

PALO ALTO, Calif., March 30, 2022 /PRNewswire/ -- Mega Matrix Corp. (f/k/a AeroCentury Corp.) (the “Company”) (NYSE American: MTMT), today announced its financial results for its fiscal year ended December 31, 2021.

Financial Highlights:

●	Net income in the fiscal year of 2021 was $14.7 million as compared to a net loss of $42.2 million in the fiscal year of 2020.
●	The Company recorded $27.7 million of reorganization gains in the fiscal year of 2021.
●	The Company adopted fresh start reporting adjustments on October 1, 2021, following its emergence from bankruptcy.

Yucheng Hu, the Company’s Chief Executive Officer, said: “After the completion of our reorganization, we have been planning and implementing our Metaverse and GameFi business. In October 2021, we incorporated our wholly owned subsidiary, Mega Metaverse Corp. (“MEGA”), through which we launched our GameFi business in the metaverse ecosystem in December 2021. MEGA’s metaverse “alSpace” received its first player registrations during the first week of January 2022, in connection with the initial test-play period for its first mini game “Mano”. To better reflect  our expansion into the Metaverse and Gamefi business, we have also changed our name from “AeroCentury Corp.” to “Mega Matrix Corp.”. In connection our name change, the Company is now trading on the NYSE American under our new ticker symbol, “MTMT”. Our goal is to provide the diversification in our revenue streams and to provide potential high growth earnings to our shareholders.”

Fiscal Year 2021 Financial Results

Net income in fiscal year 2021 was $14.7 million as compared to a net loss of $42.2 million in fiscal year 2020.

Revenues and other income decreased by 62% to $6.1 million in the fiscal year of 2021 from $16.2 million in the fiscal year of 2020. The decrease was primarily attributable to a decrease in operating lease revenues as a result of reduced rent income from the sale of aircraft during the fourth quarter of 2020 and the whole year of 2021.

In the fiscal year of 2021, we had total operating expenses of $19.2 million as compared to $62.0 million in fiscal year of 2020, primarily comprised of interest expense, professional fees and administrative expenses, depreciation expenses and impairment in value of aircraft after the assets used to settle the liabilities subject to compromise, less interest expense accrued on the Drake Indebtedness after the Company’s Chapter 11 filing in late March 2021 and the decreased depreciation expenses.

About Mega Matrix Corp.: Mega Matrix Corp. (f/k/a AeroCentury Corp.) is a holding company located in Palo Alto, California with two subsidiaries: Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Management Corp. a California corporation (“JetFleet”). The Company focuses on its GameFi business through Mega and, to a lesser extent, will continue to focus on third-party management service contracts for aircraft operations through our majority owned subsidiary JetFleet, which was part of our legacy business. For more information, please visit: http://www.mtmtgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forwardlooking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the ability to develop a new business in the GameFi industry; the ongoing development of the GameFi industry and the ability of the Company and its subsidiary to continue development of such games; the ability of the Company to continue compliance with the development of applicable regulatory regulations in connection with blockchain, digital asset and the GameFi industry; and the possibility that the Company’s GameFi business may be adversely affected by other economic, business, and/or competitive factors. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, the Company operates in a competitive and evolving industry in which new risks emerge from time to time, and it is not possible for the Company to predict all of the risks it may face, nor can it assess the impact of all factors on its business or the extent to which any factor or combination of factors could cause actual results to differ from expectations.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

CONTACT:

Investor Relations:

info@mtmtgroup.com

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED BALANCE SHEETS

(US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Predecessor
	December 31,	September 29,	December 31,
	2021	2021	2020
ASSETS
Cash and cash equivalents	$7,380,700	$10,527,200	$2,408,700
Accounts receivable	-	-	256,600
Finance leases receivable, net	-	450,000	2,547,000
Aircraft held for lease, net	-	-	45,763,100
Property, equipment and furnishings, net	-	-	14,900
Office lease right of use, net	-	-	142,400
Deferred tax asset	-	-	1,150,900
Taxes receivable	1,235,200	1,234,500	-
Prepaid expenses and other assets	645,100	1,884,400	255,300
Goodwill	4,688,600	-	-
Deposit for intangible assets	1,000,000	-	-
Assets held for sale	-	31,149,300	40,838,900
Total assets	$14,949,600	$45,245,400	$93,377,800

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Accounts payable and accrued expenses	$2,961,300	$1,513,700	$367,700
Accrued payroll	161,300	232,100	190,100
Notes payable and accrued interest, net	-	-	88,793,200
Derivative termination liability	-	-	3,075,300
Lease liability	-	-	172,000
Maintenance reserves	-	-	2,000,600
Accrued maintenance costs	-	-	46,100
Security deposits	-	-	716,000
Unearned revenues	-	-	1,027,400
Income taxes payable	13,700	19,600	900
Deferred tax liabilities	-	114,500	-
Subscription fee advanced from the Plan Sponsor	-	10,953,100	-
Liabilities held for sale	-	-	14,604,800
Liabilities subject to compromise	-	42,029,100	-
Total liabilities	3,136,300	54,862,100	110,994,100

Commitments and contingencies (Note 12)

Equity (deficit):
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 40,000,000, 13,000,000 and 10,000,000 shares authorized , 22,084,055, 7,729,420 and 7,729,420 shares outstanding at December 31, 2021, September 29, 2021 and December 31, 2020*	22,100	7,700	7,700
Paid-in capital*	16,982,700	16,811,900	16,776,900
Accumulated deficit	(4,954,400)	(23,399,000)	(31,361,600)
Accumulated other comprehensive loss	-	-	(2,000)
	12,050,400	(6,579,400)	(14,579,000)
Treasury stock at cost, 0, 213,332 and 213,332 shares at December 31, 2021, September 29, 2021 and December 31, 2020	-	(3,037,300)	(3,037,300)
Total Mega Matrix Corp. (formerly “AeroCentury Corp.”) stockholders’ equity (deficit)	12,050,400	(9,616,700)	(17,616,300)
Non-controlling interests	(237,100)	-	-
Total Equity (Deficit)	11,813,300	(9,616,700)	(17,616,300)
Total liabilities and equity (deficit)	$14,949,600	$45,245,400	$93,377,800

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Predecessor
	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021	Year ended December 31, 2020
Revenues and other income:
Operating lease revenue	$540,000	$5,753,900	$15,468,100
Maintenance reserves revenue, net	-	-	221,400
Finance lease revenue	-	-	56,200
Net (loss)/gain on disposal of assets	-	(194,900)	133,000
Other income	900	2,700	278,000
	540,900	5,561,700	16,156,700
Expenses:
Impairment in value of aircraft	-	4,204,400	28,751,800
Interest	540,000	1,966,700	16,819,300
Professional fees, general and administrative and other	3,204,600	3,708,500	4,617,300
Depreciation	-	1,176,100	7,027,200
Bad debt expense	300,000	1,147,000	1,503,000
Salaries and employee benefits	713,600	1,441,900	2,043,700
Insurance	86,200	661,600	797,600
PPP Loan forgiveness	-	(279,200)	-
Maintenance	-	224,100	302,000
Other taxes	-	76,700	103,200
Loss from operations	4,844,400	14,327,800	61,965,100
Reorganization gains, net	-	27,738,300	-
(Loss) Income before income tax provision/(benefit)	(4,303,500)	18,972,200	(45,808,400)
Income tax provision/(benefit)	(111,800)	129,800	(3,564,700)
Net (loss) income	$(4,191,700)	$18,842,400	$(42,243,700)
Less: Net loss attributable to non-controlling interests	(237,100)	-	-
Net (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(3,954,600)	$18,842,400	$(42,243,700)
(Loss) earnings per share:
Basic*	$(0.18)	$2.44	$(5.47)
Diluted*	$(0.18)	$2.44	$(5.47)
Weighted average shares used in (loss) earnings per share computations:
Basic*	22,084,055	7,729,420	7,729,420
Diluted*	22,084,055	7,729,420	7,729,420

Net (loss) income	$(4,191,700)	$18,842,400	$(42,243,700)
Other comprehensive income (loss):
Unrealized losses on derivative instruments	-	-	(575,000)
Reclassification of net unrealized losses on derivative instruments to interest expense	-	2,600	2,318,600
Tax expense related to items of other comprehensive loss	-	(600)	(374,800)
Other comprehensive income	-	2,000	1,368,800
Total comprehensive (loss) income	(4,191,700)	18,844,400	(40,874,900)
Less: comprehensive loss attributable to noncontrolling interests	(237,100)	-	-
Total comprehensive (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(3,954,600)	$18,844,400	$(40,874,900)

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

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